Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for First Quarter 2018

St. Louis, Missouri - May 2, 2018 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal first quarter 2018 results for the period ended April 1, 2018.

First Quarter 2018

On a GAAP basis, revenues for the quarter totaled $605.6 million, increasing $54.2 million, or 9.8%, compared to $551.4 million in the first quarter 2017. Net income was $2.6 million, a decrease of $23.1 million from the prior-year period. Net income was impacted by a $15.2 million after-tax loss on debt extinguishment related to our recent debt refinancing and repayment. In addition, net income for the first quarter 2018 included after-tax restructuring and acquisition integration costs of $16.0 million, primarily related to the acquisition of Snell Advanced Media (“SAM”), which was completed during the quarter. Net income as a percentage of revenues was 0.4% compared to 4.7% in the prior-year period. EPS was $(0.15) compared to $0.40 in the first quarter 2017.

Adjusted revenues for the quarter totaled $607.4 million, increasing $56.0 million, or 10.2%, compared to $551.4 million in the first quarter 2017. Adjusted EBITDA margin in the first quarter was 17.0%, increasing 10 basis points from 16.9% in the year-ago period. Adjusted EPS was $1.16 compared to $0.92 in the first quarter 2017. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “I am pleased to start the year with 10% revenue growth and robust adjusted earnings growth. During the first quarter, we continued to execute our balanced capital deployment strategy, which included an attractive acquisition and debt refinancing at very favorable terms. In addition, we allocated a quarterly record $75 million towards our share repurchase program.”

Outlook

“We are increasing our full-year revenue guidance to reflect the SAM acquisition. We are also updating our EPS guidance to reflect the impact of this acquisition, our recent debt refinancing, and our share repurchases.” said Mr. Stroup.

On a GAAP basis, the Company expects second quarter 2018 revenues to be $647 - $667 million and EPS to be $0.37 - $0.47. For the full year ending December 31, 2018, the Company now expects revenues to be $2.623 - $2.673 billion, compared to prior guidance of $2.528 - $2.578 billion and EPS to be $2.44 - $2.69, compared to prior guidance of $3.96 - $4.21. The decline in EPS is primarily attributable to acquisition integration costs and losses on debt extinguishment.

The Company expects second quarter 2018 adjusted revenues to be $650 - $670 million and adjusted EPS to be $1.41 - $1.51. For the full year ending December 31, 2018, the Company increased adjusted revenue and EPS guidance to reflect the recent acquisition, debt refinancing, and share repurchases. The Company now expects adjusted revenues to be $2.633 - $2.683 billion, compared to prior guidance of $2.528 - $2.578 billion and adjusted EPS to be $6.23 - $6.48, compared to prior guidance of $5.95 - $6.20.

Segment Combination

In the first quarter, the Company changed its organizational structure and, as a result, now will be reporting two segments. The segments formerly known as Enterprise Solutions and Broadcast Solutions now will be presented as the Enterprise Solutions segment, and the segments formerly known as Industrial Solutions and Network Solutions now will be presented as the Industrial Solutions segment. The reorganization allows the Company to further accelerate progress in key strategic areas, and the segment consolidation properly aligns our external reporting with the way the businesses are now managed. Prior period segment information has been revised to conform to the change in the composition of reportable segments and is included as an appendix to this release.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 800-281-7973; the dial-in number for participants outside the U.S. is 323-794-2093. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017

	(In thousands, except per share data)
Revenues	$605,565	$551,381
Cost of sales	(374,971)	(329,007)
Gross profit	230,594	222,374
Selling, general and administrative expenses	(124,872)	(112,586)
Research and development	(37,101)	(34,522)
Amortization of intangibles	(24,418)	(23,669)
Operating income	44,203	51,597
Interest expense, net	(16,978)	(23,506)
Non-operating pension costs	(275)	(260)
Loss on debt extinguishment	(19,960)	—
Income before taxes	6,990	27,831
Income tax expense	(4,420)	(2,250)
Net income	2,570	25,581
Less: Net loss attributable to noncontrolling interest	(48)	(106)
Net income attributable to Belden	2,618	25,687
Less: Preferred stock dividends	8,733	8,733
Net income (loss) attributable to Belden common stockholders	$(6,115)	$16,954

Weighted average number of common shares and equivalents:
Basic	41,633	42,216
Diluted	41,633	42,675

Basic income (loss) per share attributable to Belden common stockholders:	$(0.15)	$0.40
Diluted income (loss) per share attributable to Belden common stockholders:	$(0.15)	$0.40

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended April 1, 2018
Segment Revenues	$350,990	$256,433	$607,423
Segment EBITDA	57,452	46,426	103,878
Segment EBITDA margin	16.4%	18.1%	17.1%
Depreciation expense	7,220	4,645	11,865
Amortization of intangibles	11,170	13,248	24,418
Amortization of software development intangible assets	236	—	236
Severance, restructuring, and acquisition integration costs	14,534	5,860	20,394
Purchase accounting effects of acquisitions	502	—	502
Deferred revenue adjustments	1,858	—	1,858

For the three months ended April 2, 2017
Segment Revenues	$314,278	$237,103	$551,381
Segment EBITDA	49,523	43,847	93,370
Segment EBITDA margin	15.8%	18.5%	16.9%
Depreciation expense	6,548	4,835	11,383
Amortization of intangibles	10,439	13,230	23,669
Severance, restructuring, and acquisition integration costs	5,281	1,319	6,600

For the three months ended July 2, 2017
Segment Revenues	$348,804	$261,829	$610,633
Segment EBITDA	56,441	54,081	110,522
Segment EBITDA margin	16.2%	20.7%	18.1%
Depreciation expense	6,753	4,775	11,528
Amortization of intangibles	13,882	13,231	27,113
Severance, restructuring, and acquisition integration costs	9,111	449	9,560
Purchase accounting effects of acquisitions	1,167	—	1,167

For the three months ended October 1, 2017
Segment Revenues	$360,842	$260,903	$621,745
Segment EBITDA	62,109	55,747	117,856
Segment EBITDA margin	17.2%	21.4%	19.0%
Depreciation expense	6,828	4,855	11,683
Amortization of intangibles	13,920	13,242	27,162
Severance, restructuring, and acquisition integration costs	9,309	7,370	16,679
Purchase accounting effects of acquisitions	2,922	—	2,922

For the three months ended December 31, 2017
Segment Revenues	$332,381	$272,503	$604,884
Segment EBITDA	48,485	60,515	109,000
Segment EBITDA margin	14.6%	22.2%	18.0%
Depreciation expense	6,143	4,860	11,003
Amortization of intangibles	12,813	13,240	26,053
Amortization of software development intangible assets	56	—	56
Severance, restructuring, and acquisition integration costs	5,342	4,609	9,951
Purchase accounting effects of acquisitions	2,044	—	2,044

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017

	(In thousands)
Total Segment Revenues	$607,423	$551,381
Deferred revenue adjustments	(1,858)	—
Consolidated Revenues	$605,565	$551,381

Total Segment EBITDA	$103,878	$93,370
Income from equity method investment	—	1,007
Non-operating pension costs	(275)	(260)
Eliminations	(308)	(1,128)
Consolidated Adjusted EBITDA (1)	103,295	92,989
Amortization of intangibles	(24,418)	(23,669)
Severance, restructuring, and acquisition integration costs	(20,394)	(6,600)
Loss on debt extinguishment	(19,960)	—
Interest expense, net	(16,978)	(23,506)
Depreciation expense	(11,865)	(11,383)
Deferred revenue adjustments	(1,858)	—
Purchase accounting effects related to acquisitions	(502)	—
Amortization of software development costs	(236)	—
Loss on sale of assets	(94)	—
Consolidated income before taxes	$6,990	$27,831

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1, 2018	December 31, 2017
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$362,863	$561,108
Receivables, net	439,846	473,570
Inventories, net	328,797	297,226
Other current assets	51,976	40,167
Total current assets	1,183,482	1,372,071
Property, plant and equipment, less accumulated depreciation	351,122	337,322
Goodwill	1,569,970	1,478,257
Intangible assets, less accumulated amortization	570,529	545,207
Deferred income taxes	66,649	42,549
Other long-lived assets	24,797	65,207
	$3,766,549	$3,840,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$300,670	$376,277
Accrued liabilities	288,454	302,651
Total current liabilities	589,124	678,928
Long-term debt	1,662,654	1,560,748
Postretirement benefits	151,916	102,085
Deferred income taxes	33,942	27,713
Other long-term liabilities	36,767	36,273
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,125,364	1,123,832
Retained earnings	795,977	833,610
Accumulated other comprehensive loss	(129,434)	(98,026)
Treasury stock	(500,864)	(425,685)
Total Belden stockholders’ equity	1,291,547	1,434,235
Noncontrolling interest	599	631
Total stockholders’ equity	1,292,146	1,434,866
	$3,766,549	$3,840,613

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017

	(In thousands)
Cash flows from operating activities:
Net income	$2,570	$25,581
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation and amortization	36,519	35,052
Loss on debt extinguishment	19,960	—
Share-based compensation	3,126	3,930
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	18,921	9,416
Inventories	(16,737)	(27,245)
Accounts payable	(90,662)	3,400
Accrued liabilities	(48,611)	(53,733)
Accrued taxes	(785)	(2,387)
Other assets	(10,602)	(5,794)
Other liabilities	2,441	(483)
Net cash used for operating activities	(83,860)	(12,263)
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(76,084)	—
Capital expenditures	(15,900)	(10,399)
Proceeds from disposal of tangible assets	25	—
Proceeds from disposal of business	39,100	—
Net cash used for investing activities	(52,859)	(10,399)
Cash flows from financing activities:
Payments under borrowing arrangements	(401,234)	—
Payments under share repurchase program	(75,270)	—
Cash dividends paid	(10,790)	(10,842)
Debt issuance costs paid	(7,059)	(4)
Withholding tax payments for share-based payment awards	(1,503)	(4,382)
Borrowings under credit arrangements	431,270	—
Net cash used for financing activities	(64,586)	(15,228)
Effect of foreign currency exchange rate changes on cash and cash equivalents	3,060	5,698
Decrease in cash and cash equivalents	(198,245)	(32,192)
Cash and cash equivalents, beginning of period	561,108	848,116
Cash and cash equivalents, end of period	$362,863	$815,924

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 1, 2018	April 2, 2017

	(In thousands, except percentages and per share amounts)
GAAP revenues	$605,565	$551,381
Deferred revenue adjustments	1,858	—
Adjusted revenues	$607,423	$551,381

GAAP gross profit	$230,594	$222,374
Severance, restructuring, and acquisition integration costs	9,431	5,928
Deferred revenue adjustments	1,858	—
Purchase accounting effects related to acquisitions	502	—
Amortization of software development intangible assets	236	—
Accelerated depreciation	—	266
Adjusted gross profit	$242,621	$228,568

GAAP gross profit margin	38.1%	40.3%
Adjusted gross profit margin	39.9%	41.5%

GAAP selling, general and administrative expenses	$(124,872)	$(112,586)
Severance, restructuring, and acquisition integration costs	9,402	728
Loss on sale of assets	94	—
Adjusted selling, general and administrative expenses	$(115,376)	$(111,858)

GAAP research and development	$(37,101)	$(34,522)
Severance, restructuring, and acquisition integration costs	1,561	(56)
Adjusted research and development	$(35,540)	$(34,578)

GAAP net income attributable to Belden	$2,618	$25,687
Interest expense, net	16,978	23,506
Loss on debt extinguishment	19,960	—
Income tax expense	4,420	2,250
Noncontrolling interest	(48)	(106)
Total non-operating adjustments	41,310	25,650

Amortization of intangible assets	24,418	23,669
Severance, restructuring, and acquisition integration costs	20,394	6,600
Deferred revenue adjustments	1,858	—
Purchase accounting effects related to acquisitions	502	—
Amortization of software development intangible assets	236	—
Loss on sale of assets	94	—
Accelerated depreciation	—	266
Total operating income adjustments	47,502	30,535
Depreciation expense	11,865	11,117

Adjusted EBITDA	$103,295	$92,989

GAAP net income margin	0.4%	4.7%
Adjusted EBITDA margin	17.0%	16.9%

GAAP net income attributable to Belden	$2,618	$25,687
Operating income adjustments from above	47,502	30,535
Loss on debt extinguishment	19,960	—
Tax effect of adjustments above	(12,112)	(8,376)
Impact of Tax Cuts and Jobs Act enactment	(473)	—
Amortization expense attributable to noncontrolling interest, net of tax	(17)	(15)
Adjusted net income attributable to Belden	$57,478	$47,831

GAAP net income attributable to Belden	$2,618	$25,687
Less: Preferred stock dividends	8,733	8,733
GAAP net income (loss) attributable to Belden common stockholders	$(6,115)	$16,954

Adjusted net income attributable to Belden	$57,478	$47,831
Less: Preferred stock dividends	8,733	8,733
Adjusted net income attributable to Belden common stockholders	$48,745	$39,098

GAAP income (loss) per diluted share attributable to Belden common stockholders	$(0.15)	$0.40
Adjusted income per diluted share attributable to Belden common stockholders	$1.16	$0.92

GAAP diluted weighted average shares	41,633	42,675
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	377	—
Adjusted diluted weighted average shares	42,010	42,675

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	April 1, 2018	April 2, 2017

	(In thousands)
GAAP net cash used for operating activities	$(83,860)	$(12,263)
Capital expenditures, net of proceeds from the disposal of tangible assets	(15,875)	(10,399)
Non-GAAP free cash flow	$(99,735)	$(22,662)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2018 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2018	Three Months Ended July 1, 2018
Adjusted revenues	$2.633 - $2.683 billion	$650 - $670 million
Deferred revenue adjustments	($10 million)	($3 million)
GAAP revenues	$2.623 - $2.673 billion	$647 - $667 million

Adjusted income per diluted share attributable to Belden common stockholders	$6.23 - $6.48	$1.41 - $1.51
Amortization of intangible assets	$(1.85)	$(0.47)
Severance, restructuring, and acquisition integration costs	$(1.29)	$(0.45)
Loss on debt extinguishment	$(0.43)	$(0.06)
Deferred revenue adjustments	$(0.19)	$(0.05)
Purchase accounting effects of acquisitions	$(0.03)	$(0.01)
GAAP income per diluted share attributable to Belden common stockholders	$2.44 - $2.69	$0.37 - $0.47
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the second quarter and full-year 2018. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased influence of chief information officers and similar high-level executives; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; difficulty in forecasting revenue due to the unpredictable timing of large orders; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 13, 2018. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com